UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2007
PXRE GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)
(441) 296-5858
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: VOTING AND CONVERSION AGREEMENT
EX-10.1: SEPARATION AGREEMENT

EXPLANATORY NOTE
PXRE Group Ltd. is filing this amendment (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2007 solely to correct an error in the EDGAR submission made by the printer. This Amendment includes a corrected Exhibit 2.1, and no other changes have been made to the originally filed Form 8-K. This Amendment supersedes and replaces in its entirety the Current Report on Form 8-K (including all exhibits thereto) filed on March 16, 2007.
Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On March 14, 2007, PXRE Group Ltd. (“PXRE”), PXMS Inc., a wholly-owned subsidiary of PXRE (“Merger Sub”), and Argonaut Group, Inc. (“Argonaut”) entered into an agreement and plan of merger (the “Merger Agreement”), under which Merger Sub would merge with and into Argonaut, with Argonaut continuing after the merger as the surviving corporation and a wholly-owned subsidiary of PXRE (the “Merger”).
Under the terms of the Merger Agreement, Argonaut stockholders will receive 6.4672 PXRE common shares in exchange for each share of Argonaut common stock they hold, subject to adjustment in the event that (i) Argonaut’s planned special dividend to its stockholders prior to the closing of the Merger is less than $60 million, and (ii) Argonaut pays certain other dividends, incurs losses on sales of assets and/or engages in dilutive sales or purchases of Argonaut shares.
The Board of Directors of Argonaut unanimously approved the Merger Agreement. The Board of Directors of PXRE, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors, unanimously approved the Merger Agreement and the issuance of PXRE common shares in the Merger.
The Merger, which is expected to close by August 31, 2007, is subject to regulatory approvals, approval by shareholders of both companies and other customary conditions. The Merger Agreement also contains customary representations and warranties of the parties. Each of the parties also makes various covenants in the Merger Agreement, including those requiring the parties to use reasonable efforts to consummate the Merger and prohibiting the parties from taking certain actions that would impede the consummation of the Merger. The Merger Agreement contains certain termination rights for both PXRE and Argonaut. PXRE will be required to pay Argonaut a termination fee of $20 million if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement. Argonaut will be required to pay PXRE a termination fee of $40 million if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
Voting Agreement
On March 14, 2007, in connection with the execution of the Merger Agreement, PXRE, Argonaut, the holders of the convertible preferred shares of PXRE (the “Preferred Shareholders”) and the holders of the convertible common shares of PXRE (the “Convertible Common Shareholders” and, together with the Preferred Shareholders, the “Stockholders”), entered into a Voting and Conversion Agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, the Stockholders agreed to vote in favor of the Merger and the transactions contemplated thereby and PXRE has agreed to reduce the conversion price of the convertible preferred shares from $11.28 to $6.24 per convertible preferred share. The parties agreed that the convertible preferred shares and convertible common shares would be converted into common shares of PXRE immediately prior to the Merger. If the Merger Agreement is terminated, the Voting Agreement will also terminate and the conversion terms in effect prior to entering into the Voting Agreement shall apply.
Certain directors of PXRE are affiliates of certain Stockholders. None of these directors are parties to the Voting Agreement.
The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On March 14, 2007, PXRE and Jeffrey L. Radke, PXRE’s Chief Executive Officer and President and a Director of PXRE, entered into a letter agreement (the “Separation Agreement”) providing that Mr. Radke’s last day of employment and service as a director with PXRE (the “Separation Date”) will be the earliest of (i) December 28, 2007, (ii) the date of the closing of the Merger, or in the event such closing does not occur, the date of the closing of an alternative transaction, (iii) the date Mr. Radke terminates his employment under certain circumstances constituting “good reason” as specified in the Separation Agreement or (iv) the date Mr. Radke’s employment is terminated by PXRE under certain circumstances constituting “cause” as specified in the Separation Agreement. Provided that prior to the Separation Date Mr. Radke does not terminate his employment with PXRE other than on account of “good reason” and PXRE does not terminate his employment for “cause,” he will be entitled to a lump sum severance payment of $1,687,634.46 payable on the first business day following the six month anniversary of the Separation Date, certain payments for medical and disability insurance coverage and in lieu of participation in PXRE’s retirement and other benefit plans, and vesting of all of his share options and restricted shares. Mr. Radke is also entitled to indemnification for any excise taxes imposed in connection with payments under the Separation Agreement. Mr. Radke has agreed to continue to comply with restrictive covenants relating to confidentiality, the protection of ideas, non-competition and non-solicitation. His employment agreement dated June 23, 2005 with PXRE is terminated except for certain provisions specified in the Separation Agreement.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.
(e) On March 13, 2007, the Human Resources Committee of the Board of Directors of PXRE made a retention grant to Bruce J. Byrnes, Executive Vice President and General Counsel of PXRE, of $200,000 in cash payable at the closing of the Merger and a retention grant to Robert P. Myron, Executive Vice President and Chief Financial Officer of PXRE, of $250,000 in cash payable on March 15, 2008.
Cautionary Statement
The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
Certain of the contractual representations made by the parties in the Merger Agreement are subject to a standard of materiality that may be different from what shareholders of PXRE may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all of the facts. Investors in PXRE securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
Forward-Looking Statements
This report contains forward-looking statements that involve risks and uncertainties. Any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction between PXRE and Argonaut, future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.
Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the ability to obtain regulatory approvals of the Merger on the proposed terms and schedule; the failure of PXRE or Argonaut shareholders to approve the Merger; failure of PXRE or Argonaut to satisfy the other conditions to the Merger; the risk that the businesses will not be integrated successfully; the risk that the anticipated synergies and benefits from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; legislative and regulatory changes affecting the operations of PXRE or Argonaut; changes to the United States tax code; downgrades of the insurance financial-strength ratings assigned by the major rating agencies to Argonaut’s and PXRE’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional important factors that may affect future results are detailed in PXRE’s and Argonaut’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov or in information disclosed in public conference calls, the date and time of which are released before hand. PXRE and Argonaut disclaim any intent or obligation to update these forward-looking statements.

Additional Information
In connection with the proposed Merger, PXRE will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of PXRE and Argonaut that also constitutes a prospectus of PXRE. PXRE and Argonaut will mail the joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other related documents filed by PXRE and Argonaut with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing PXRE’s website at www.PXRE.com or by accessing Argonaut’s website at www.argonautgroup.com.
Participants in the Solicitation
PXRE and Argonaut and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about PXRE’s executive officers and directors in PXRE’s definitive proxy statement filed with the SEC on April 7, 2006. You can find information about Argonaut’s executive officers and directors in Argonaut’s definitive proxy statement filed with the SEC on March 22, 2006. You can obtain free copies of these documents by directing a request to Mary Scavarda, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, TX 78216, or Jamie Tully of Sard Verbinnen, 630 Third Avenue, New York, NY 10017.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2007, by and among PXRE Group Ltd., PXMS Inc. and Argonaut Group, Inc.*

4.1	Voting and Conversion Agreement, dated as of March 14, 2007, by and among PXRE Group Ltd., Argonaut Group, Inc. and the Stockholders named therein.*

10.1	Separation Agreement dated March 14, 2007 between PXRE Group Ltd. and Jeffrey L. Radke.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd.

(Registrant)

By:	/s/ Robert P. Myron

Name:	Robert P. Myron

Title:	Executive Vice President & Chief Financial Officer
Date: March 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2007, by and among PXRE Group Ltd., PXMS Inc. and Argonaut Group, Inc.*

4.1	Voting and Conversion Agreement, dated as of March 14, 2007, by and among PXRE Group Ltd., Argonaut Group, Inc. and the Stockholders named therein.*

10.1	Separation Agreement dated March 14, 2007 between PXRE Group Ltd. and Jeffrey L. Radke.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.